                                                                   Exhibit 10.3

                          CUBIST PHARMACEUTICALS, INC.

                                 FIRST AMENDMENT
                                       TO
                   1993 AMENDED AND RESTATED STOCK OPTION PLAN


         This FIRST AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan") of Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the Board of Directors at a meeting held on October 30, 1997 (the "Effective Date"), subject to the approval of the stockholders of the Company within one year from the Effective Date. Effective from and after the Effective Date, and subject to obtaining the required stockholder approval, the Plan is hereby amended as follows:

         1. Section 4 of the Plan hereby is amended by replacing the number "1,500,000" in the fifth (5th) line thereof with the number "2,000,000", said amendment being for the purpose of increasing the total number of shares of common stock, $.001 par value per share, that may be subject to options granted under the Plan from 1,500,000 shares to 2,000,000 shares.

         Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.